United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$646,910
Unrealized Gain (Loss) on Market Value of Futures	1,767,540
Dividend Income	1,354
Interest Income	409
ETF Transaction Fees	350
Total Income (Loss)	$2,416,563

Expenses
General Partner Management Fees	$42,218
SEC & FINRA Registration Expense	10,113
Tax Reporting Fees	9,827
Audit Fees	7,192
NYMEX License Fee	1,056
Non-interested Directors' Fees and Expenses	905
Prepaid Insurance Expense	722
Brokerage Commissions	467
Total Expenses	$72,500
Net Income (Loss)	$2,344,063

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$81,485,657
Net Income (Loss)	2,344,063

Net Asset Value End of Month	$83,829,720
Net Asset Value Per Unit (1,900,000 Units)	$44.12

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612